UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2008

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐                           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Retention Plan

The Company has amended and restated its Key Employee Retention Plan (the “Plan”), which provides benefits to certain of its employees and the named chief executive officer.  The purpose of the Plan is to provide a bonus incentive to certain key employees to remain in the employ of the Company during periods when there is a potential for a change in control or relocation of the Company, each as defined in the Plan.   An employee who is a participant in the Plan is entitled to receive qualified payments equal to the difference between (1) the result of (a) the participant’s current monthly base salary plus the greater of (i) one-twelfth of the participant’s prior year bonus or (ii) one-twelfth of the participant’s average bonus for the prior three years, multiplied by (b) the participant’s years of service with the Company, or such greater amount as the Board of Directors may deem appropriate considering the circumstances, and (2) salary payments earned and received by the participant after the change in control or relocation.  A participant will become entitled to a qualified payment upon a change in control if the participant’s employment is terminated on or after a change in control of the Company either by the new controlling party without “cause” or by the participant for “good reason” (e.g. an adverse change in the officer’s status after a change in control), each as defined in the Plan, within the 24 month period following the change in control.  A participant will become entitled to a qualified payment upon the relocation of the Company if the participant’s employment with the Company is terminated on or after the date of such relocation by the Company or the Participant.  A qualified payment will be made to the participant upon the date of the participant’s qualified termination, as defined in the Plan.  In addition, welfare benefits will be provided to the employee on the same basis and subject to the same proportionate cost as such benefits were provided to the employee prior to the change in control.  Such welfare benefit coverage will extend for a period equal to one month of coverage for each year of employment with the Company, or such longer period as the Board of Directors may deem appropriate considering the circumstances, subject to the terms of the applicable welfare benefit plan, except in the case of health insurance which is not so limited.

 A change in control is defined to include (i) any person or group becomes the beneficial owner, directly or indirectly of 30% or more of the outstanding voting stock of the Company, (ii) the stockholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less than 51% of the merged, combined or consolidated securities, (iii) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the company’s net assets, or (iv) election of one-third of the members of the Company’s Board of Directors proposed by any party or group nominating directors in opposition to the directors nominated for election by the Company.

A relocation is defined to have occurred if the offices of the Company where a participant is located are moved and relocated to an area at least 30 miles from the current offices of the Company where the participant is located.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	CREDO Petroleum Corporation Key Employee Retention Plan, as Amended and Restated, effective as of June 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008	CREDO PETROLEUM CORPORATION

	By:	/s/ James T. Huffman
James T. Huffman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	CREDO Petroleum Corporation Key Employee Retention Plan, as Amended and Restated, effective as of June 12, 2008.